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                                                                   Exhibit 10(e)

                      AMENDMENT NUMBER TWO TO HUMANA INC.
                      1989 STOCK OPTION PLAN FOR EMPLOYEES

         This AMENDMENT NUMBER TWO TO HUMANA INC. 1989 STOCK OPTION PLAN FOR EMPLOYEES ("AMENDMENT") is hereby adopted by HUMANA INC., a Delaware corporation (the "COMPANY").

         WHEREAS, the Company maintains the Humana Inc. 1989 Stock Option Plan for Employees (the "PLAN"); and

         WHEREAS, the Plan has been amended by Amendment Number One dated December 7, 1992; and

         WHEREAS, the Board of Directors has determined that it is desirable to increase the total amount of Shares for which Options may be granted under the Plan by 7,000,000 Shares, i.e. from 6,600,000 Shares (the total current authorized Shares) to 13,600,000 Shares; and

         WHEREAS, the Board of Directors has also determined that it is desirable to establish a maximum number of Options which may be granted to an individual employee from February 18, 1993 for the remaining term of the Plan in order to enable the Plan to meet certain exceptions to the non-deductibility rule contained in Section 162(m) of the Internal Revenue Code.

         NOW, THEREFORE, pursuant to the right to amend as set forth in Section 17 of the Plan, effective upon approval by the stockholders of the Company at the 1994 Annual Meeting of Stockholders, the Plan is hereby amended as hereinafter set forth.

         1. The second sentence of Section 5 entitled "Stock Available for Options" is hereby amended by substituting the number "13,600,000" for the number "4,400,000" (currently adjusted to 6,600,000 due to a 3 for 2 stock split on July 1, 1991) so that the sentence now reads as follows:

                 "The total amount of Shares for which Options may be granted under the Plan shall not exceed 13,600,000 shares."

         2.      A new Section 19 is hereby added to the Plan as follows:

                 "19. MAXIMUM OPTIONS TO AN INDIVIDUAL EMPLOYEE. Commencing on February 18, 1994 (the "Commencement Date") and continuing thereafter for the remaining term of the Plan, no individual employee may be
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         granted Options to purchase Shares in excess of fifteen percent (15%)
         of the sum of 2,917,459 Shares (the number of Shares available under the Plan on the Commencement Date) plus all increases in the total number of Shares authorized under the Plan over 6,600,000 (the total authorized Shares at the Commencement Date)."

         IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date set forth below.



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                                                            HUMANA INC.

Date: January 13, 1994                                      BY: /s/ David A. Jones
                                                                ------------------
                                                                    Chairman of the Board
                                                                    and Chief Executive Officer
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